Exhibit 10.1

PLAN SUPPORT AGREEMENT

This Plan Support Agreement (the “Agreement”) is made and executed as of November  8, 2009 among TETON ENERGY CORPORATION, a Delaware corporation (“TEC”), TETON NORTH AMERICA LLC, a Colorado limited liability company (“TNA”), TETON PICEANCE LLC, a Colorado limited liability company (“TP”), TETON DJ LLC, a Colorado limited liability company (“DJ”), TETON WILLISTON LLC, a Colorado limited liability company (“TW”), TETON BIG HORN LLC, a Colorado limited liability company (“TBH”), TETON ORRI LLC, a Colorado limited liability company (“TORRI”), TETON DJCO LLC, a Colorado limited liability company (“Teton DJ”), JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent (in such capacity, the “Administrative Agent”) and each Lender under the Credit Agreement (as defined below) (TEC, TNA, TP, DF, TW, TBH, TORRI, Teton DJ, the Administrative Agent, and the Lenders are referred herein individually as a “Party” and referred to herein collectively as the “Parties”).

RECITALS

A.           TEC owns certain interests in oil and gas properties both in its individual capacity and through its subsidiaries TNA, TP, DF, TW, TBH, TORRI, and Teton DJ (collectively, the “Subsidiaries”, together with TEC, the “Debtors”).

B.           Pursuant to that certain Second Amended and Restated Credit Agreement dated April 2, 2008 (as modified, amended, or supplemented from time to time, the “Credit Agreement”), executed by TEC, the Administrative Agent, certain banks and other financial institutions (together with their successors and assigns, “Lenders”) and the Subsidiaries, as guarantors, the Debtors are indebted to the Lenders in the outstanding principal amount of $22,484,296.00, plus accrued but unpaid interest and fees and expenses (the “Indebtedness”).  Repayment of the Indebtedness is secured by, among other things, a first priority and paramount lien on and security interest in the Debtors’ oil and gas assets (the “Collateral”).

C.           The Parties have determined that it is in their respective best interests that the Debtors seek a transfer of the ownership interests of TEC, as reorganized, (the “Assets”) free and clear of claims, liens, encumbrances and interests pursuant to a plan of reorganization (the “Plan”) through Chapter 11 bankruptcy cases (the “Bankruptcy Cases”).  The Plan will provide that all assets of each of the Debtors, including all avoidance actions under Chapter 5 of the Bankruptcy Code, shall re-vest in each respective prepetition owner, as reorganized,  free and clear of all preconfirmation liens, claims, encumbrances and interests.  Copies of the Plan and proposed disclosure statement are attached hereto as Exhibit A.

D.           Each of the Parties has been provided a copy of and has reviewed the Plan and disclosure statement.  The Parties desire to memorialize their respective undertakings in regard to the Bankruptcy Cases and the Plan.

NOW, THEREFORE, in consideration of the foregoing, the Parties agree as follows:

1.           So long as no Termination Event (defined below) has occurred, Administrative Agent, each Lender signatory hereto each agrees: (i) to vote its claims in the Bankruptcy Cases to accept the Plan upon the Bankruptcy Court’s approval of the disclosure statement pursuant to section 1125 of the Bankruptcy Code; (ii) not to object to or otherwise commence any proceeding to oppose confirmation of the Plan; (iii) not to support or vote to accept any other plan; (iv) to cooperate with the Debtors in connection with, and take any reasonable actions requested by the Debtors to facilitate, the taking of any actions on their part in connection with the Plan described in Section 2; (v) not to seek modification or termination of the automatic stay; and (vi) concurrently with the transfer of the Assets in accordance with the Plan and receipt of no less than $18 million as provided for under the Plan, plus such additional amounts necessary to satisfy and repay in full any amounts outstanding, if any, under the DIP Loan (as hereinafter defined), authorize and, as requested by the Debtors, execute and deliver to the Debtors a complete and unconditional release of liens and deed of trust, together with any appropriate Uniform Commercial Code termination statements, terminating all liens, security interests and deeds of trust in favor of the Parties in respect of the Collateral.  In addition, each Lender signatory hereto agrees that, so long as no Termination Event has occurred, it will not sell or transfer any claims held by it to any person or entity, unless such person or entity executes and delivers a written instrument, in form and substance satisfactory to the Debtors, pursuant to such person or entity agreeing to be subject to all of the terms and provisions of this Agreement applicable to such Lender.

2.           The Debtors covenant and agree that, in each case except as otherwise approved by Administrative Agent and the Lenders and subject to the exercise by Debtors and their Boards of Directors of their respective fiduciary duties (i) they will use their commercially reasonable efforts to (x) promptly but no later than November 9, 2009 file the Bankruptcy Cases in the United States Bankruptcy Court for the District of Delaware (the “Court”) and (y) file and seek confirmation only of the Plan substantially in the form and content of the Plan attached hereto as Exhibit A; (ii) they will use commercially reasonable efforts promptly to prosecute confirmation of the Plan; (iii) they will not seek confirmation of and will oppose any plan other than the Plan; (iv) they will not seek to amend or modify the Plan in any respect without the prior written consent of the Lenders, and will oppose any effort by any person to seek modification or amendment of the Plan in any such respect; and (v) they will take all actions and file all motions and seek the entry of all appropriate orders that in their reasonable judgment are incident to carrying out the purposes and intent of this Agreement and the Plan.

3.           Immediately prior to the Chapter 11 filing, the Debtors and the Lenders will agree upon terms of a debtor-in-possession working capital line of credit in the sum of $750,000 (the “DIP Loan”), which line of credit will mature and become due and payable no later than January 31, 2010 (the “Termination Date”).  The DIP Loan shall have usual and customary terms, conditions, defaults, and remedies.  Repayment of the DIP Loan shall be secured by a first lien on the Debtors’ assets.  The DIP Loan will mature and become immediately due and payable on the Termination Date.  The Debtors will seek expeditious approval of the DIP Loan by the Bankruptcy Court.

4.           The obligations of the Parties as set forth in Section 1 above shall cease immediately upon the occurrence of a Termination Event.  A “Termination Event” shall occur if any one or more of the following events shall have occurred:

(i)	The Debtors shall have breached, or failed to diligently perform, any of their obligations as set forth in Section 2 above;

(ii)
the Court shall not confirm the Plan, and it shall not have been implemented and consummated prior to or on January 31, 2010, including wire transfer of proceeds of the auction, which includes amounts, if any, necessary for repayment of the DIP Loan in full;

(iii)	the Plan shall be modified or amended in any respect without prior written consent of Lenders;

(iv)	a trustee or examiner is appointed in the Bankruptcy Cases, the Bankruptcy Cases are converted to a Chapter 7 Case or the Bankruptcy Cases are dismissed;

(v)
the Court shall have entered an order that the proceeds resulting from the Court approved auction process for the transfer of the Assets or the Collateral be paid to or reserved for potential payment to any person other than Administrative Agent and Lenders (unless and until Administrative Agent and Lenders have been indefeasibly paid in full);

(vi)	the Bidding Procedures Order attached hereto as Exhibit B is not entered prior to or on November 23, 2009;

(vii)	the DIP Loan and any of the commitments made thereunder are terminated; and

(viii)	a breach or termination of the Plan Support Agreement for the Noteholders or the Plan Sponsorship Agreement occurs.

(ix)
An Event of Default shall occur under and as defined in the Interim Agreed Order Authorizing Limited Use of Cash Collateral and Granting Adequate Protection to Existing Lienholders or any final order authorizing use of cash collateral order or the Financing Order (as such term is defined in the Credit Agreement).

Anything herein to the contrary notwithstanding, neither the Debtors nor the Lenders shall be responsible for any delays hereunder caused by any third parties or by circumstances that are not within the control of the Debtors or the Lenders, as the case may be.

5.           This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law provisions.

6.           No modification or amendment to the terms of this Agreement shall be valid unless such modification or amendment is in writing and has been signed by each of the Parties hereto.

7.           This Agreement may be executed by facsimile signature transmission in one or more counterparts, any one of which need not contain the signature of more than one Party, and all of which taken together shall constitute one and the same Agreement.

8.           This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators, and representatives.

9.           Nothing in this Agreement shall be construed to prohibit the Administrative Agent or the Lenders from appearing as a party-in-interest in any matter to be adjudicated in the Bankruptcy Cases so long as such appearance and the positions advocated in connection therewith are not materially inconsistent with this Agreement and are not for the purpose of hindering or delaying (or reasonably likely to hinder or delay) implementation of the transactions and other matters contemplated by this Agreement.  In no event shall any provision of this Agreement prohibit or prevent the Administrative Agent or any Lender from taking any action, or require it to take any action, or to perform any obligation or refrain from exercising any right or remedy in respect of the DIP Loan and no default of any of its obligations hereunder shall exist by virtue or any such action taken or omitted in such capacity.

[Remainder of page intentionally left blank.  Signature pages follow.]

DATED as of the date first above stated.

TETON ENERGY CORPORATION,

a Delaware Corporation

By: Name: Title:

TETON NORTH AMERICA LLC,

a Colorado limited liability company

By: Name: Title:

TETON PICEANCE LLC,

a Colorado limited liability company

By: Name: Title:

TETON DJ LLC,

a Colorado limited liability company

By: Name: Title:

TETON WILLISTON LLC,

a Colorado limited liability company

By: Name: Title:

TETON BIG HORN LLC,

a Colorado limited liability company

By: Name: Title:

TETON DJCO LLC,

a Colorado limited liability company

By: Name: Title:

TETON ORRI LLC,

a Colorado limited liability company

By: Name: Title:

JPMORGAN CHASE BANK, N.A.,

Administrative Agent and Lender

By: Name: Title:

ROYAL BANK OF CANADA, Lender

By: Name: Title:

GUARANTY BANK AND TRUST COMPANY, Lender

By: Name: Title:

US BANK NATIONAL ASSOCIATION, Lender

By: Name: Title: